                                                                       EXHIBIT 4

                            SIGNATURE RESORTS, INC.

                                      AND


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



                                    Trustee



                              ____________________

                                   INDENTURE

                                  Dated as of

                                January __, 1997



                                  $100,000,000



                     (With an Over-Allotment option for an


                            Additional $15,000,000)



                   % Convertible Subordinated Notes due 2007

              Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of January __,1997


               Trust Indenture                                  Indenture
                 Act Section                                     Section
               ---------------                                  ---------
[SECTION] 310  (a)(1).....................................            6.9
               (a)(2).....................................            6.9
               (a)(3)..................................... Not Applicable
               (a)(4)..................................... Not Applicable
               (b)........................................            6.8
                                                                      6.1

[SECTION] 311  (a)........................................           6.13
               (b)........................................           6.13

[SECTION] 312  (a)........................................            7.1
                                                                   7.2(a)
               (b)........................................         7.2(b)
               (c)........................................         7.2(c)

[SECTION] 313  (a)........................................         7.3(a)
               (b)........................................         7.3(a)
               (c)........................................         7.3(a)
               (d)........................................         7.3(b)

[SECTION] 314  (a)........................................            7.4
               (b)........................................ Not Applicable
               (c)(1).....................................            1.2
               (c)(2).....................................            1.2
               (c)(3)..................................... Not Applicable
               (d)........................................ Not Applicable
               (e)........................................            1.2

[SECTION] 315  (a)........................................         6.1(a)
               (b)........................................            6.2

                                                                7.3(a)(6)
               (c).....................................            6.1(b)
               (d).....................................            6.1(c)
               (d)(1)..................................         6.1(a)(1)
               (d)(2)..................................         6.1(c)(2)
               (d)(3)..................................         6.1(c)(3)
               (e).....................................              5.14

[SECTION] 316  (a)(1)(A)...............................              5.12
               (a)(1)(B)...............................              5.13
               (a)(2)..................................    Not Applicable
               (b).....................................               5.8

[SECTION] 317  (a)(1)..................................               5.3
               (a)(2)..................................               5.4
               (b).....................................              10.3

[SECTION] 318  (a).....................................               1.7

____________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS*
                              -----------------

                                                                            Page

                                                                            ----
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....................   1
     Section 1.1    Definitions............................................   1
     Section 1.2    Compliance Certificates and Opinions...................   9
     Section 1.3    Form of Documents Delivered to Trustee.................  10
     Section 1.4    Acts of Holders........................................  10
     Section 1.5    Notices, Etc., to Trustee and Company..................  13
     Section 1.6    Notice to Holders; Waiver..............................  13
     Section 1.7    Conflict with Trust Indenture Act......................  13
     Section 1.8    Book-Entry System......................................  14
     Section 1.9    Effect of Headings and Table of Contents...............  14
     Section 1.10   Successors and Assigns.................................  14
     Section 1.11   Separability Clause....................................  14
     Section 1.12   Benefits of Indenture..................................  14
     Section 1.13   Governing Law..........................................  14
     Section 1.14   Legal Holidays.........................................  14

ARTICLE 2
NOTE FORMS                                                                   15
     Section 2.1    Forms Generally........................................  15
     Section 2.2    Form of Face of Note...................................  15
     Section 2.3    Form of Reverse of Note................................  17
     Section 2.4    Form of Trustee's Certificate of Authentication........  22
     Section 2.5    Form of Conversion Notice..............................  22
     Section 2.6    Form of Assignment.....................................  23

ARTICLE 3
THE NOTES                                                                    24
     Section 3.1    Title and Terms........................................  24
     Section 3.2    Denominations..........................................  25
     Section 3.3    Execution, Authentication, Delivery and Dating.........  25
     Section 3.4    Temporary Notes........................................  25

ARTICLE 4
SATISFACTION AND DISCHARGE.................................................  31
     Section 4.1    Satisfaction and Discharge of Indenture................  31
     Section 4.2    Application of Trust Money.............................  32

ARTICLE 5
REMEDIES...................................................................  33
     Section 5.1    Events of Default......................................  33
     Section 5.2    Acceleration of Maturity; Rescission and Annulment.....  34
     Section 5.3    Collection of Indebtedness and Suits for Enforcement
                    by Trustee.............................................  35
     Section 5.4    Trustee May File Proofs of Claim.......................  36
     Section 5.5    Trustee May Enforce Claims Without Possession of
                    Notes..................................................  37
     Section 5.6    Application of Money Collected.........................  37
     Section 5.7    Limitation on Suits....................................  38
     Section 5.8    Unconditional Right of Holders to Receive Principal,
                    Premium and Interest and to Convert....................  38
     Section 5.9    Restoration of Rights and Remedies.....................  39
     Section 5.10   Rights and Remedies Cumulative.........................  39
     Section 5.11   Delay or Omission Not Waiver...........................  39
     Section 5.12   Control by Holders.....................................  39
     Section 5.13   Waiver of Past Defaults................................  40
     Section 5.14   Undertaking for Costs..................................  40
     Section 5.15   Waiver of Stay or Extension Laws.......................  41

ARTICLE 6
THE TRUSTEE................................................................  41
     Section 6.1    Certain Duties and Responsibilities....................  41
     Section 6.2    Notice of Defaults.....................................  42
     Section 6.3    Certain Rights of Trustee..............................  42
     Section 6.4    Not Responsible for Recitals or Issuance of Notes......  44
     Section 6.5    May Hold Notes.........................................  44
     Section 6.6    Money Held in Trust....................................  44
     Section 6.7    Compensation and Reimbursement.........................  44
     Section 6.8    Disqualification; Conflicting Interests................  45
     Section 6.9    Corporate Trustee Required; Eligibility................  45
     Section 6.10   Resignation and Removal Appointment of Successor.......  45
     Section 6.11   Acceptance of Appointment by Successor.................  47
     Section 6.12   Merger, Conversion, Consolidation or Succession to
                    Business...............................................  47
     Section 6.13   Preferential Collection of Claims Against Company......  47
     Section 6.14   Appointment of Authenticating Agent...................   48

ARTICLE 7
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY........................    49
     Section 7.1    Company to Furnish Trustee Names and Addresses
                    of Holders...........................................    49
     Section 7.2    Preservation of Information; Communications to Holders   50
     Section 7.3    Reports by Trustee...................................    50
     Section 7.4    Reports by Company...................................    50

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.....................    51
     Section 8.1    Company May Consolidate, Etc., Only on Certain Terms.    51
     Section 8.2    Successor Substituted................................    52

ARTICLE 9
SUPPLEMENTAL INDENTURES..................................................    52
     Section 9.1    Supplemental Indentures Without Consent of Holders...    52
     Section 9.2    Supplemental Indentures with Consent of Holders......    53
     Section 9.3    Execution of Supplemental Indentures.................    54
     Section 9.4    Effect of Supplemental Indentures....................    54
     Section 9.5    Conformity with Trust Indenture Act..................    54
     Section 9.6    Reference in Notes to Supplemental Indentures........    54
     Section 9.7    Notice of Supplemental Indentures....................    55

ARTICLE 10
COVENANTS................................................................    55
     Section 10.1   Payment of Principal, Premium and
      Interest...........................................................    55
     Section 10.2   Maintenance of Office or Agency......................    55
     Section 10.3   Money for Note Payments to be Held in Trust..........    56
     Section 10.4   Statement by Officers as to Default..................    57
     Section 10.5   Existence............................................    58
     Section 10.6   Maintenance of Properties............................    58
     Section 10.7   Payment of Taxes and Other Claims....................    58
     Section 10.8   Waiver of Certain Covenants..........................    59

ARTICLE 11
REDEMPTION OF NOTES......................................................    59
     Section 11.1   Right of Redemption..................................    59
     Section 11.2   Applicability of Article.............................    59
     Section 11.3   Election to Redeem; Notice to Trustee................    59
     Section 11.4   Selection by Trustee of Notes to Be Redeemed.........    60
     Section 11.5   Notice of Redemption.................................    60
     Section 11.6   Deposit of Redemption Price..........................    61
     Section 11.7   Notes Payable on Redemption Date.....................    61
     Section 11.8   Notes Redeemed in Part...............................    62

     Section 11.8   Notes Redeemed in Part.................................  62

ARTICLE 12
CONVERSION OF NOTES........................................................  62
     Section 12.1   Conversion Privilege and Conversion Price..............  62
     Section 12.2   Exercise of Conversion Privilege.......................  63
     Section 12.3   Fractions of Shares....................................  64
     Section 12.4   Adjustment of Conversion Price.........................  64
     Section 12.5   Notice of Adjustments of Conversion Price..............  69
     Section 12.6   Notice of Certain Corporate Action.....................  70
     Section 12.7   Company to Reserve Common Stock........................  71
     Section 12.8   Taxes on Conversions...................................  71
     Section 12.9   Covenant as to Common Stock............................  71
     Section 12.10  Cancellation of Converted Notes........................  71
     Section 12.11  Provisions in Case of Consolidation, Merger or
                    Sale of Assets.........................................  71

ARTICLE 13
SUBORDINATION OF NOTES.....................................................  73
     Section 13.1   Securities Subordinate to Senior Indebtedness..........  73
     Section 13.2   No Payments in Certain Circumstances; Payment
                    Over of Proceeds Upon Dissolution, Etc.................  73
     Section 13.3   Prior Payment to Senior Indebtedness Upon
                    Acceleration of Notes..................................  76
     Section 13.4   Payment Permitted if No Default........................  76
     Section 13.5   Subrogation to Rights to Holders of Senior
                    Indebtedness...........................................  77
     Section 13.6   Provisions Solely to Define Relative Rights............  77

ARTICLE 14
REPURCHASE OF NOTES AT THE OPTION
OF THE HOLDER UPON A CHANGE IN CONTROL.....................................  81
     Section 14.1   Right to Require Repurchase............................  81
     Section 14.2   Conditions to the Company's Election to Pay the
                    Repurchase Price in Common Stock.......................  82
     Section 14.3   Notices; Method of Exercising Repurchase Right, Etc....  83
     Section 14.4   Certain Definitions....................................  86

          INDENTURE, dated as of January ____, 1997, between Signature Resorts, Inc., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at Los Angeles, California, and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its _____% Convertible Subordinated Notes due _________, 2007 (herein called the "Notes") of substantially the tenor an amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1    Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Articles Six, Twelve and Fourteen, are defined in that Article.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note to the extent applicable to such transaction and as in effect from time to time.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

          "Closing Price" for any security for any day means the last reported sale price of such security regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange or, if the security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or Nasdaq or, if the security is not listed or admitted to trading on any national securities exchange or quoted on such National Market or Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the security is not listed or admitted to trading on any national securities exchange, quoted on such National Market or Nasdaq or listed in any list of bid and asked prices in the over-the-counter market, "Closing Price" shall mean the fair market value of the security as determined in good faith by the Board of Directors and evidenced by Board Resolution.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 12.11, shares issuable on conversion of Notes and shares used to pay the Repurchase Price pursuant to Section 14.1 shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (i) its Chairman of the Board, its President or a Vice President, and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Conversion Agent" has the meaning specified in Section 10.2.

          "Conversion Price" has the meaning specified in Section 12.1.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered. Initially, the Corporate Trust Office of the Trustee is located at_______________________ ______________________________________________________
Attn:  Corporate Trust Department.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Defaulted Interest" has the meaning specified in Section 3.7.

          "Depositary" means, with respect to any Global Notes, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as a Depositary for such Global Notes (or any successor notes clearing agency so registered).

          "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

          "Disqualified Capital Stock" means, with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities.

          "DTC" means the Depositary Trust Company, a New York Corporation.

          "Event of Default" has the meaning specified in Section 5.1.

          "Exchange Act" means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

          "Expiration Date" has the meaning specified in Section 1.4(f).

          "Founders" means Osamu Kaneko, Andrew J. Gessow and Steven C.
Kenninger.

          "Global Note" means a Note that is registered in the Note Registrar in the name of a Depositary or nominee thereof.

          "Holder" means a Person in whose name a Note is registered in the Note Register.

          "Indebtedness" has the meaning specified in Section 5.1(e).

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Junior Securities" means any Qualified Capital Stock or any other indebtedness of the Company which is subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in Article Thirteen.

          "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, obligation to repurchase or otherwise.

          "Non-Recourse Debt" means indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against such person for the payment of principal of or interest or premium or any other amounts with respect to such indebtedness or for any claim based on such indebtedness and that enforcement of obligations on such indebtedness is limited solely to recourse against interests in specified assets.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.5.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made; and

          (iii) Notes which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

          provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only securities which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such securities and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. The Trustee may require, and may conclusively rely upon, an Officers' Certificate as to whether or not any Notes are so owned.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the January __ or July __ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Repurchase Date" has the meaning specified in Section 14.1

          "Responsible Officer", when used with respect to the Trustee, means any officer assigned to and working in the corporate trust department of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Senior Indebtedness" means

(a) all indebtedness of the Company, including the principal of and premium, if any, and interest on such indebtedness (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding) and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred or assumed: (i) indebtedness of the Company, other than the Notes, (including obligations of the Company arising from its guarantee of the indebtedness of others) to banks, insurance companies and other financial institutions evidenced by credit or loan agreements, notes or other written obligations, (ii) all other indebtedness of the Company (including obligations of the Company arising from its guarantee of the indebtedness of others) other than the Notes, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which is (1) for money borrowed, or (2) evidenced by a note, security, debenture, bond or similar instrument or guarantee thereof,
(iii) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or in respect of any lease or related document (including a purchase agreement) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby effectively guarantees a minimum residual value of the leased property to the landlord and the obligations of the Company under such lease or related document to purchase or cause a third party to purchase such leased property, (iv) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements, (v) all obligations of the Company issued or assumed as the deferred purchase price of property (but excluding any portion thereof constituting trade accounts payable arising in the ordinary course of business), (vi) all obligations of the Company for the reimbursement of any letters of credit (1) to the extent the obligations underlying such letters of credit are Senior Indebtedness under clauses (i) through (iv) above or (2) that secure the Company's obligations to clearing institutions arising out of its merchant processing business to the extent such obligations are incurred in the ordinary course of business in amounts consistent with the Company's past practices, and (vii) renewals, extensions, modifications, restatements and refundings of, and any amendments, modifications or supplements to, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (i) through (vi) of this paragraph; provided that Senior Indebtedness shall not include (i) indebtedness to a Subsidiary or other Affiliate of the Company, (ii) any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which, it is issued) expressly provided that such indebtedness or obligation shall not be senior in right of payment to the Notes, and (iii) accounts payable of the Company to trade creditors.

          "Significant Subsidiary means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(w) of Regulation S-X promulgated by the SEC as in effect as of the date of this Indenture.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the exchange or market on which such security is traded.

          "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.5.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     Section 1.2    Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.3    Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.4    Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) Except for matters arising under Article Five (in which event any record date shall be set by the Trustee), the Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amounts of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after receiving written notice of a record date set by the Company pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.6.

          The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(b), or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this Section 1.4(e), the Holders on such record date, and only such Persons, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes on such record date. Nothing in this Section 1.4(e) shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.4(e) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this Section 1.4(e) shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Notes on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.4(e), the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.6.

          (f) With respect to any record date set pursuant to these Sections 1.4(e) or 1.4(f), the party hereto which sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4(e), the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.4(f). Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     Section 1.5    Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (i) the Trustee by any Holder or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: __________________, or (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.6    Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 1.7    Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 1.8  Book-Entry System.

          If the Securities cease to trade in DTC's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Notes.

     Section 1.9    Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not effect the construction hereof.

     Section 1.10   Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 1.11   Separability Clause.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12   Benefits of Indenture.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13   Governing Law.

          This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     Section 1.14   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any security or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the stated maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption

Date, Stated Maturity or last day of conversion, as the case may be.


                                   ARTICLE 2

                                   NOTE FORMS

     Section 2.1    Forms Generally.

          The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

          The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any Notes exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Section 2.2    Form of Face of Note.

          The following legend shall also appear on the face of each Global
Note:

          THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OF A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

          The following legend shall also appear on the face of each Global Note for which the Depository Trust Company is to be the Depositary:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS

WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERENCED IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Signature Resorts, Inc.

_________% Convertible Subordinated Note due _____________, 2007

          Signature Resorts, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received hereby promises to pay to _____________, or registered assigns, the principal sum of _______________ Dollars on _________, 2007, and to pay interest thereon from ____________, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January __ and July __ in each year, commencing July __, 1997, at the rate of ________% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January __ or July __ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or the city in which the Corporate Trust Office of the Trustee is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                             SIGNATURE RESORTS, INC.


Attest: __________________         By: __________________


     Section 2.3    Form of Reverse of Note.

          This Note is one of a duly authorized issue of securities of the Company designated as its _______% Convertible Subordinated Notes due _____________, 2007 (herein called the "Notes"), limited in aggregate principal amount to $100,000,000 (except for such additional principal amounts, not to exceed $15,000,000, of Notes issued to cover over-allotments in the initial public offering of the Notes) issued and to be issued under an Indenture, dated as of January _____, 1997 (herein called the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. the Securities are issuable in registered form only without coupons in denominations of $1,000 and any integral multiple thereof.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time after 60 days from the latest date of original issuance of the Notes and on or before the close of business on the last Trading Day prior to _________, 2007, (except that (i) if this Note or a portion hereof is called for redemption, then the right of conversion in respect of this Note or such portion hereof shall terminate (unless the Company defaults in making the payment due upon redemption) on, the close of business on the fifth Business Day prior to the Redemption

Date, and (ii) if the Seller hereof has exercised his right to require the Company to repurchase this Note or a portion hereof, then the right of conversion in respect of this Note shall terminate at the close of business on the fifth Business Day prior to the Repurchase Date) to convert this Note (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $_________ for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in New York, New York or the city in which the Corporate Trust Office of the Trustee is located, accompanied by written notice to the Company that the Holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (the "Interest Period"), also accompanied by payment in New York Clearing House Funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted; except that in the case of Notes or portions thereof that have been called for redemption and, pursuant to Section 11.1 of the Indenture, as a result of such redemption the right to convert such Notes terminates during the Interest Period, any such Notes surrendered for conversion during such Interest Period need not be accompanied by payment in an amount equal to such interest. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of Record of this Note (or any Predecessor Note) at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common stock into which this Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares and assuming that such note was then convertible).

          The Notes are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, at any time on or after January ___, 2000, as a whole or in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount), and in each case, plus accrued and unpaid interest to the date of Redemption, and subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an interest payment date, are as follows for the 12-month period (unless otherwise noted) beginning on January ___ of the following years:

                Year                     Redemption Price
                ----                     ----------------

                2000                          _____%

                2001                          _____%

                2002                          _____%

                2003                          _____%

                2004                          _____%

                2005                          _____%

                2006                              100%

                2007                              100%

Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          Upon a Change in Control (as defined in the Indenture), the Company will be required to offer to repurchase all or part of the Notes at 100% of their principal amount plus accrued interest. The Company may pay the
repurchase price in cash, or   at its option, in lieu of paying the Repurchase
Price in cash, may pay the Repurchase Price in Common Stock valued at 95% of the average of the last reported sale price of the Common Stock for the five consecutive Trading Days ending on and including the third trading day preceding the Repurchase Date; provided that payment may not be made in common stock of the Company unless the

Company satisfied certain conditions with respect to such payment as provided in the Indenture.

          In the event of redemption or conversion of this Note in part only, a new Note or Notes for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity with respect thereto, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes Outstanding a direction inconsistent with such request, and (iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dated expressed herein or for the enforcement of the right to convert this Note as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the city of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regards to the conflicts of law principles as applied in such state.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Section 2.4    Form of Trustee's Certificate of Authentication.

          This is one of the Notes referred to in the within-mentioned
Indenture.

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION


____________________________

By:  Authorized signatory
     --------------------


     Section 2.5    Form of Conversion Notice.


To Signature Resorts, Inc.:

          The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Signature Resorts, Inc., in accordance with the terms of the Indenture referred to in this Note, and directs that the certificate or certificates for the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares of common stock are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

          Principal Amount to be converted (in an integral multiple of $1,000, if less than all): $_______________________


         FILL IN FOR REGISTRATION OF SHARES:
         ----------------------------------

Please print name and address (including zip code)

         Name:      _______________________________
         Address:   _______________________________
                    _______________________________


Please Insert Social Security or Other Taxpayer Identifying
Number:__________________


          Fill in for registration of shares of Common stock and Securities if to be issued otherwise than to the Holder:

______________________                           _____________________

(Name)                                   Social Security or other Taxpayer
                                         Identifying Number


______________________
(Signature(s)


Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

______________________
Signature Guaranteed


     Section 2.6    Form of Assignment

          For value received_________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (please insert name and social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ________________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:                        _____________________________
                              Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with member ship in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                              _____________________________
                              Signature Guaranteed



                                   ARTICLE 3

                                   THE NOTES

     Section 3.1    Title and Terms.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $100,000,000 (except for such additional principal amounts, not to exceed $15,000,000, of Notes issued to cover over-allotments in the initial public offering of the Notes), except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.8, 12.2 or 14.2.

          The Notes shall be known and designated as the "______% Convertible Subordinated Notes due ____________, 2007" of the Company. Their final Stated Maturity shall be ______________, 2007, and they shall bear interest at the rate of _____% per annum, from January ____, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on January __ 1 and July __, commencing July __, 1997 until the principal thereof is paid or made available for payment.

          The principal of (and premiums if any) and interest on the Notes shall be payable at the office or agency of the Company in New York, New York or the city in which the Corporate Trust Office of the Trustee is located for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          The Notes shall be redeemable as provided in Article Eleven.

          The Notes shall be convertible as provided in Article Twelve.

          The Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

          The Notes shall be subject to repurchase at the option of the Holder as provided in Article Fourteen.

          The Notes are not entitled to the benefit of any sinking fund.

     Section 3.2    Denominations.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 3.3    Execution, Authentication, Delivery and Dating.

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

          Each Note shall be dated the date of its authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 3.4    Temporary Notes.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          For purposes of this Section 3.4 each Global Note shall be considered a definitive Note.

     Section 3.5    Registration; Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agent designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.4, 9.6, 11.8, 12.2, 14.2 or 14.3(e) not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Notes:

          (1) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

          (2) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note.

          (3) Subject to Clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

          (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a global note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

          (5) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note will not be considered the owners or holders thereof. Neither the Company nor the Trustee will have any responsibility or obligation to the Depositary or any of its Agent Members with respect to (i) the accuracy of any records maintained by the Depositary, (ii) the payment by the Depositary or any Agent Members of any amount due to any owner of beneficial interests in a Global Note in respect of any Notes, (iii) the delivery of any notice by the Depositary or any Agent Member, or (v) any other action taken by the Depositary or any Agent Members.

     Section 3.6    Mutilated, Destroyed, Lost and Stolen Notes.

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the

Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.7    Payment of Interest; Interest Rights Preserved.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

     (ii) The Company may make payment of any Defaulted Interest in any other lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 3.7, each Note delivered under this Indenture upon registration of, transfer of, or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          In the case of any Note which is converted after any Regular Record Date but on or before the next Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Regular Record Date.

     Section 3.8    Persons Deemed Owners.

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.6) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.9    Cancellation.

          All Notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's usual document destruction procedures.

     Section 3.10   Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

     Section 4.1    Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  either

     (i) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
Section 10.3) have been delivered to the Trustee for cancellation; or

     (ii) all such Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, the Company, in the case of (1), (2) or (3) above, has deposited
         ---
or caused to be deposited with
the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; or

     (iii) all outstanding Notes are delivered to the Trustee for conversion in accordance with the provisions of this Indenture; and

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive. Except as specifically agreed in writing, the Trustee shall not be responsible for the payment of interest upon money deposited with it under this Indenture.

     Section 4.2    Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon Company Request.

                                 ARTICLE 5

                                    REMEDIES

     Section 5.1    Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days whether or not such payment is prohibited by the subordination provisions contained in Article Thirteen; or

     (b) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity whether or not such payment is prohibited by the subordination provisions contained in Article Thirteen; or

     (c) failure by the Company to provide a Company Notice of Change in Control;

     (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least [25%] in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (e) a failure by the Company or any Significant Subsidiary to make any payment at maturity in respect of any obligations (other than Non-Recourse Debt) of, or guaranteed or assumed by, the Company or any Significant Subsidiary, for borrowed money ("Indebtedness") in an amount in excess of $15,000,000 and continuance of such failure for ninety (90) days, or a default by the Company or any Significant Subsidiary with respect to any Indebtedness, which default results in the acceleration of the Indebtedness in an amount in excess of $15,000,000, and such acceleration not having been cured, waived, rescinded or annulled within 90 days of such acceleration; or

     (f) a final judgment or judgments for payment of money against the Company or any Significant Subsidiary which remains undischarged for a period ending on the later of (a) 60 days after the entry of such judgment, as extended by any effective stay of its execution; or (b) the date on which any payment is or becomes due pursuant to such judgment in accordance with its terms, other than final judgments with respect to Non-recourse Debt of the Company or any of its significant Subsidiaries, provided
                                                                     --------
that the aggregate of all such outstanding judgments exceed $15 million (excluding any amounts covered by insurance as to which the insurer has not denied liability); or

     (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (h) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in substantial furtherance of any such action.

     Section 5.2    Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in Section 5.1(g) or 5.1(h) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the

Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 5.1(g) or 5.1(h) occurs and is continuing, the principal and any accrued interest thereon, of all Outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

           (a) all overdue interest on all Notes,

          (b) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate of [Note interest rate] _______% per annum,

          (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate of [Note interest rate] ________% per annum, and

          (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (ii) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived (as provided in Section 5.13.

           No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 5.3    Collection of Indebtedness and Suits for Enforcement by
Trustee.


     The Company covenants that if

     (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at a rate of [Note interest rate] _____% per annum, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may (i) institute a judicial proceeding for the collection of the sums so due and unpaid, (ii) prosecute such proceeding to judgment or final decree and may (iii) enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 5.4    Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding; and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official and may serve on a creditor's committee.

     Section 5.5     Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.6     Application of Money Collected.

          Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid, and upon surrender thereof if fully paid:

           FIRST:  To the payment of all amounts due to the Trustee under
Section 6.7; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

          THIRD: Any remaining amounts, if any, shall be repaid to the Company, its successors or assigns, or to whomever may be lawfully entitled to the same, or as a court of competent jurisdiction may determine.

     Section 5.7     Limitation on Suits.

          No Holder of any Note shall have any right to institute any action, suit or proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

          Notwithstanding any other provision in this Indenture, but subject to the provisions of Article Thirteen, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Note on the respective Stated Maturities expressed in such Note

(or, in the case of redemption, on the Redemption Date) and to convert such Note in accordance with Article Twelve and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the prior written consent of such Holder.

     Section 5.9     Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10    Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11    Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.12    Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.13    Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

     (a) in the payment of the principal of (or premium, if any) or interest on any Note, or

     (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected; provided, however, that no such waiver shall be effected until all amounts then due to the Trustee under Section 6.7 have been paid.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 5.14    Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Note in accordance with Article Twelve, or to require the Company to repurchase any Notes in accordance with the provisions of Article Fourteen.

     Section 5.15    Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 6

                                  THE TRUSTEE

     Section 6.1     Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

           (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 6.2     Notice of Defaults.

          Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     Section 6.3     Certain Rights of Trustee.

           Subject to the provisions of Section 6.1:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or bad faith; and

     (i) the Trustee shall not be deemed to know of any fact or event upon the occurrence of which it may be required to take action hereunder (except with respect to monetary defaults) unless one of its Responsible Officers shall have actual knowledge thereof.

     Section 6.4     Not Responsible for Recitals or Issuance of Notes.

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company Notes or the proceeds thereof.

     Section 6.5     May Hold Notes.

          The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

     Section 6.6     Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

     Section 6.7     Compensation and Reimbursement.

           The Company agrees:

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     Section 6.8     Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in accordance with the provisions of the Trust Indenture Act.

     Section 6.9     Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal and State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.10.

     Section 6.10    Resignation and Removal Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d)   If at any time:

          (i) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder (as described in the preceding paragraph), or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (1) the Company by a Board Resolution may remove the Trustee, or (2) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11    Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

     Section 6.12    Merger, Conversion, Consolidation or Succession to
Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 6.13    Preferential Collection of Claims Against Company.

          If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or any other obligor on the Notes, the Trustee shall be subject to and comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor.

     Section 6.14    Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.6, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or The District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

          If an appointment is made pursuant to this Section 6.14, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

           This is one of the Notes described in the within-mentioned Indenture.

                         Norwest Bank Minnesota, National Association
                         As Trustee

                         By:  ______________________________
                              Authorized Officer

                         By:  _______________________________
                              As Authenticating Agent


                         By:  _________________________________
                              Authorized Officer


                                   ARTICLE 7

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 7.1     Company to Furnish Trustee Names and Addresses of Holders.

           The Company will furnish or cause to be furnished to the Trustee

     (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

           Excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

     Section 7.2     Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

     (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

     Section 7.3     Reports by Trustee.

     (a) On or about each July ______, the Trustee shall transmit to Holders such reports, if any, dated as of April __________, concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed (if applicable), with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange (if applicable).

     Section 7.4     Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 8.1     Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate with or merge into any other Person or transfer or lease all or substantially all of its properties and assets to any Person, unless:

          (i) in case the Company shall consolidate with or merge into another Person or transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, or which leases the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Twelve hereof;

          (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this

Article, and that all conditions precedent herein provided relating to such transaction have been complied with.

     Section 8.2     Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.1 the successor Person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

     Section 9.1     Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

     (c)   to secure the Notes; or

     (d) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Twelve; or the repurchase obligations of the Company pursuant to the requirements of Article Fourteen; or

     (e) to add any additional Events of Default; or

     (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

     (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action pursuant to this clause (g) shall not adversely affect the interests of the Holders.

     Section 9.2     Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount payable upon an optional redemption or the consideration payable to any Holder converting after a notice of redemption has been given, or modify the provisions of Article Fourteen in a manner adverse to the Holders, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date), or modify the provisions of Article Twelve in a manner adverse to the Holders, or modify the provisions of Article Thirteen in a manner adverse to the Holders, or

     (b) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (c) modify the obligation of the Company to maintain an office or agency in the city of ________________, pursuant to Section 10.2, or

     (d) modify any of the provisions of this Section 9.2, Section 5.13 or
Section 10.8, except to increase any such percentage or to provide that certain other provisions of this

Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 9.3     Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which, in the Trustee's sole discretion, affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.4     Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.5     Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.6     Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     Section 9.7     Notice of Supplemental Indentures.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.1 or Section 9.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE 10

                                   COVENANTS

     Section 10.1    Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     Section 10.2    Maintenance of Office or Agency.

          The Company hereby appoints the corporate trust office of the Trustee, as its agent in the city of [___________________] where Notes may be presented or surrendered for payment where Notes may be surrendered for registration of transfer or exchange, where conversion notices, certificates and other items required to be delivered to effect conversion may be delivered and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

          The Company hereby also appoints the Corporate Trust Office of the Trustee as Paying Agent for the payment of principal of (and premium, if any), and interest on the Securities and as "Conversion Agent" for the Conversion of any of the Notes in accordance with Article Twelve, and appoints the Corporate Trust Office of the Trustee as transfer agent where Notes may be surrendered for registration of transfer or exchange.

          The Company may at any time and from time to time vary or terminate the appointment of any such Conversion Agent or appoint any additional Conversion Agents with or without cause for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in the city of ___________, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, where Notes may be surrendered for conversion and where notices and demand to or upon the Company, in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee, and will give notice to Holders of Notes in the manner specified in Section 1.6 of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

          If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notice and demands may be served on and Notes may be surrendered for conversion to the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

     Section 10.3    Money for Note Payments to be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, subject to applicable escheat and abandoned property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of ______________ and in the city in which the Corporate Trust Office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 10.4 Statement by Officers as to Default.

          The Company shall deliver to the Trustee, within 60 days after the end of each fiscal year of the Company, an Officer's Certificate stating whether or not to the knowledge of the signers thereof the Company is in compliance with all conditions and covenants under the Indenture (without regard to any period of grace or requirement of notice provided hereunder).

          The Company will deliver to the Trustee, within 3 Business Days after becoming aware of any default or Event of Default under this Indenture, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, and Event of Default.

           Any notice required to be given under this Section 10.4 shall be delivered to the Trustee at its Corporate Trust Office.

     Section 10.5 Existence.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company [and that the loss thereof is not disadvantageous in any material respect to the Holders.]

     Section 10.6 Maintenance of Properties.

          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.6 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary [and not disadvantageous in any material respect to the Holders.]

     Section 10.7 Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the real or personal property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with generally accepted accounting principles have been made.

     Section 10.8        Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.1 to 10.6, inclusive (excluding Sections 10.1 and 10.4), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


           Section 10.9  Book-Entry System

          If the Notes cease to trade in DTC's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

                                   ARTICLE 11

                              REDEMPTION OF NOTES

      Section 11.1  Right of Redemption.

          The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after _______________, 2000, at the Redemption Prices specified in the form of Note hereinbefore set forth, together with accrued interest to the Redemption Date.

      Section 11.2  Applicability of Article.

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

      Section 11.3  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Notes pursuant to Section
11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

      Section 11.4  Selection by Trustee of Notes to Be Redeemed.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

          If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

          The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

      Section 11.5  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

             All notices of redemption shall state:

      (a) the Redemption Date and accrued interest, if any,

      (b) the Redemption Price and accrued interest, if any,

      (c) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

      (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date,

      (e) the conversion price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the place or places where such Notes may be surrendered for conversion, and

      (f) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      Section 11.6  Deposit of Redemption Price.

          Not less than one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit.

          If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

      Section 11.7  Notes Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such

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

Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of [insert rate of Note] _______%.

      Section 11.8  Notes Redeemed in Part.

          Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 12

                              CONVERSION OF NOTES

      Section 12.1  Conversion Privilege and Conversion Price.

          Subject to and upon compliance with the provisions of this Article Twelve, at the option of the Holder thereof, at any time after sixty (60) days following the latest date of original issuance of the Notes, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a Note or portion thereof is called for redemption or is delivered for repurchase, such conversion right in respect of the Note or portion so called shall expire at the close of business on the fifth Business Day prior to the Redemption Date, or the fifth Business Day preceding the Repurchase Date (as defined in Article Fourteen), as the case may be, unless the Company defaults in making the payment due upon redemption.

          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $______ per share of Common Stock. The

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

Conversion Price shall be adjusted in certain instances as provided in Section 12.4.

      Section 12.2  Exercise of Conversion Privilege.

          In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 10.2, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. In the case of any Note that has been converted during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion and such interest shall be paid to the Holder of such Note on such Regular Record Date. Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (the "Interest Period") shall be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion; except that in the case of Notes or portions thereof that have been called for redemption and, pursuant to Section 12.1 hereof, as a result of such redemption, the right to convert such Notes terminates during the Interest Period, any such Notes surrendered for conversion during such Interest Period need not be accompanied by payment of an amount equal to such interest. Except as provided in the second preceding sentence and subject to the sixth paragraph of Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion. All payments required by this paragraph to be made by the Holder upon the surrender of Notes for conversion shall be made in New York Clearing House Funds or other funds acceptable to the Company.

          Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon

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

conversion, together with payment in lieu of any fraction of a share, as provided in Section 12.3.

          In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

      Section 12.3  Fractions of Shares.

          No fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as reasonably determined by the Board of Directors at the close of business on the day of conversion.

      Section 12.4  Adjustment of Conversion Price.

             The Conversion Price shall be subject to adjustments from time to time as follows:

      (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 12.4) of the Common Stock on the record date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or assets (including Notes, but excluding any (i) rights, options or warrants referred to in paragraph (b) of this Section 12.4, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (a) of this Section 12.4 and (iv) any merger or consolidation to which Section 12.11 applies), the Conversion Price shall be

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

adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 12.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in paragraph (b) of this Section 12.4) ("Rights") pro rata to holders of Common Stock, the Company shall make proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12.11 applies or as part of a distribution referred to in paragraph (d) of this Section 12.4) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (ii) the aggregate of any cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be described in a

Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 12.4 has been made, exceeds 15% of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (1) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 12.4) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 15% and (y) the number of shares of Common Stock outstanding on such date for determination and
(2) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 12.4) of the Common Stock on such date for determination.

      (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance, up to any maximum specified in the terms of the tender offer, of Purchased Shares as defined below) of an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors, whose determination shall be described in a Board Resolution) that combined together with (i) the aggregate of the cash plus the fair market value (as reasonably determined by the Board of Directors, whose determination shall be described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made, exceeds 15% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 12.4) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price immediately prior to close of business on the date of the Expiration Time by a fraction (1) the numerator of which shall be equal to (x) the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section) on the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (2) the denominator of which shall be equal to the product of (q) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section) as of the Expiration Time and (r) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

      (g) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 12.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section 12.4), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 12.4).

      (h) For the purpose of any computation under paragraphs (b), (d), (e) and
(f) of this Section 12.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than ten Trading Days before the day in question.

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

      (i) The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section, as it considers to be advisable, which determination shall be conclusive.

      (j) Notwithstanding the foregoing, (i) if the options, rights or warrants described in Section 12.4(b) above are exercisable only upon the occurrence of certain triggering events, then the conversion price will not be adjusted until such triggering events occur and (ii) if such options, rights or warrants expire unexercised, the conversion price will be readjusted to take into account only the actual number of such options, rights or warrants which were exercised. In addition, the provisions of Section 12.4(a), (b), (c), (d), (e) and (f) will not apply to the issuance of Common Stock or the issuance or exercise of options to purchase Common Stock under any stock-based employee compensation plan now existing or hereafter adopted.

      (k) In the event of a pro rata distribution to holders of Common Stock of rights to subscribe for additional shares of Common Stock (other than those referred to in Section 12.4(b) above) or of evidences of indebtedness or assets as provided in Section 12.4(d) above, the Company may, instead of making any adjustment in the Conversion Price, make proper provision so that each Holder of a Note who converts such Note (or a portion thereof) after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon conversion, in addition to the shares of Common Stock issuable upon conversion, an appropriate number of such rights, evidences of indebtedness or assets, as the case may be, as if such Holders had converted the Notes immediately before the Record Date for any such distribution.

      (l) Notwithstanding any other provision of this Section 12.4, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment (together with any prior adjustments that were not made as a result of this clause (j)) would require an increase or decrease of at least 1% of such Conversion Price.

      Section 12.5  Notice of Adjustments of Conversion Price.

             Whenever the Conversion Price is adjusted as herein provided:

      (i) the Company shall compute the adjusted Conversion Price in accordance with Section 12.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 10.2; and

      (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Note Register.

      Section 12.6  Notice of Certain Corporate Action.

             In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 12.4; or

      (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

      (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

      (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 10.2, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Note Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or

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

other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

      Section 12.7  Company to Reserve Common Stock.

          The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

      Section 12.8  Taxes on Conversions.

          The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

      Section 12.9  Covenant as to Common Stock.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

      Section 12.10 Cancellation of Converted Notes.

          All Notes delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

      Section 12.11 Provisions in Case of Consolidation, Merger or Sale of
Assets.

          In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the

Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 12.1, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

      Section 12.12 Responsibility of Trustee for Conversion Provisions.

          The Trustee, subject to the provisions of Section 6.1 and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplement indenture provided to be employed, in making the same, or whether a supplemental indenture need to be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer, or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article Twelve. The Trustee may conclusively rely upon the last Treasurer's certificate filed with it pursuant to Section 11.6(a) as to the Conversion Price then in effect.

                                   ARTICLE 13

                             SUBORDINATION OF NOTES

      Section 13.1  Securities Subordinate to Senior Indebtedness.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the event and in the manner hereinafter set forth in this Article Thirteen (subject to the provisions of Article Four), the indebtedness represented by the Securities and the payment of the principal of (premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. Whenever in this Article Thirteen there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price or Redemption Price payable in cash in respect of such Security to the event that such Repurchase Price or Redemption Price payable in cash is, was or would be so payable at such time, and express mention of the Repurchase Price and the Redemption Price in any provision of this Article Thirteen shall not be construed as excluding the Repurchase Price or Redemption Price payable in cash in those provisions of this Article Thirteen when such express mention is not made. This Article Thirteen is made for the benefit of existing and future holders of Senior Indebtedness, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

      Section 13.2 No Payments in Certain Circumstances; Payment Over of Proceeds Upon Dissolution, Etc.

          No payment [(with the exception of payment in Junior Securities, if acceptable to the Note Holders in their individual discretion)] on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the Securities shall be made if, at the time of such payment or immediately after giving effect thereto: (i) a default in the payment of

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

principal, premium, if any, or interest or other amounts due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived in accordance with the agreements evidencing such Senior Indebtedness or shall have otherwise ceased to exist; or (ii) a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate the maturity thereof and the Trustee receives a notice of the default (a "Payment blockage Notice") from any lender of such Designated Senior Indebtedness (or agent bank on behalf of such lender). Notwithstanding the foregoing, the Company may make, and the Trustee may receive and shall apply, any payment in respect of the Notes (for principal, premium, if any, or interest or redemption or repurchase) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above.

          If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 13.2 unless and until (A) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of: (i) in the case of a payment default, the date upon which the default is cured or waived in accordance with the agreements evidencing the Senior Indebtedness with respect to which such payment default occurred, or (ii) in the case of a nonpayment default, the earlier of the date on which such default is cured or waived in accordance with the agreements evidencing the Senior Indebtedness with respect to which such default occurred or 179 days after the applicable Payment Blockage Notice is received.

          In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such

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

event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness in cash or other immediately available funds, or provision shall be made for such payment in cash or other immediately available funds or otherwise in a manner satisfactory to each holder of Senior Indebtedness with respect to its indebtedness, before the Holders of the Securities are entitled to receive any payment [(with the exception of payment in Junior Securities, if acceptable to the Holders in their individual discretion)] on account of principal or (or premium, if any) or interest on the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for any application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case.

          In the event that, notwithstanding the foregoing provisions of this
Section 13.2, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          For purposes of this Article only, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater event than, the Securities are so subordinated as provided in this Article Thirteen.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the company following the transfer of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities, of the Company for the purposes of this Section 13.2 if the Person formed by such

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

consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

      Section 13.3 Prior Payment to Senior Indebtedness Upon Acceleration of Notes.

          In the event that any Notes are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such Note so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Notes are entitled to receive any payment [(with the exception of payment in Junior Securities, if acceptable to the Note Holders in their individual discretion)] by the Company on account of the principal of (or premium, if any) or interest on the Notes or on account of the purchase or other acquisition of Notes.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 13.3 of such fact shall, at or prior to the time of such payment, have been made known to the Trustee, or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the holders of Senior Indebtedness, or as a court of competent jurisdiction shall direct, for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or other immediately available funds, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

             The provisions of this Section shall not apply to any payment with respect to which Section 13.2 would be applicable.

      Section 13.4  Payment Permitted if No Default.

          Nothing contained in this Article Thirteen or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2 or under the conditions described in Section 13.3, from making payments at any time of principal of (premium, if any) or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on

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

account of the principal of (and premium, if any) or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article Thirteen.

      Section 13.5  Subrogation to Rights to Holders of Senior Indebtedness.

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Thirteen to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payment or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article Thirteen, and no payments over pursuant to the provisions of this Article Thirteen to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

      Section 13.6  Provisions Solely to Define Relative Rights.

          The provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness son the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or
(c) prevent the trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen of the holders of Senior Indebtedness to receive cash, property, and securities otherwise payable or deliverable to the Trustee or such Holder.

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

      Section 13.7  Trustee to Effectuate Subordination.

      Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

      Section 13.8  No Waiver of Subordination Provisions.

      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Indebtedness, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment, or the amount of interest, fees or other amounts payable in respect of, or extend the time of payment of, or renew, increase, or otherwise alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights or remedies against the Company or any other Person; (v) give or fail to give any notice, or take or fail to take any other action, required by law, by agreement or otherwise to preserve the rights of any holder of Senior Indebtedness against the Company or any other Person liable in respect of Senior Indebtedness or with respect to any property pledged, mortgaged, or otherwise subject to a security interest or lien securing Senior Indebtedness; (vi) perform or fail to perform any obligation of such holders of Senior Indebtedness under any instrument or agreement evidencing, guaranteeing, securing or otherwise affecting or relating to Senior Indebtedness; or (vii) take or fail to take any action that might otherwise constitute a defense available to, or a discharge of, the Company or any other Person liable in respect of Senior Indebtedness.

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

      Section 13.9  Notice to Trustee

      The Company shall give prompt written notice to the Trustee of any insolvency or bankruptcy proceeding in respect of the Company, of and proceedings for voluntary liquidation, dissolution, or other winding up of the Company (whether or not involving insolvency or bankruptcy), or of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Thirteen or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of or payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 13.9 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

      Notwithstanding anything in this Article Thirteen to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 4.1, and any such payment shall not be subject to the provisions of Section 13.2 or 13.3.

      Subject to the provision of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or an agent bank or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or any agent bank or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen, and if such evidence is not furnished, the Trustee may

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

defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 13.10   Reliance on Judicial Order or Certificate of Liquidating
Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

     Section 13.11   Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

     Section 13.12 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Thirteen with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article Thirteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

     Section 13.13   Article Applicable to Paying Agents

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the contest otherwise requires) be construed as

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

extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided that Section 13.12 shall not apply to the Company or any Affiliate of this Company if it or such Affiliate acts as Paying Agent.

     Section 13.14   Certain Conversions Deemed Payment

     For the purposes of this Article Thirteen only: (1) the issuance and delivery of Junior Securities upon conversion of Notes in accordance with Article Thirteen or upon the repurchase of Notes in accordance with Article Fourteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note.

          Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article Thirteen or to exchange such Note for Common Stock in accordance with Article Fourteen, if the Company elects to satisfy its obligation under Article Fourteen by the Delivery of Common Stock.

                                   ARTICLE 14

                       REPURCHASE OF NOTES AT THE OPTION
                     OF THE HOLDER UPON A CHANGE IN CONTROL

     Section 14.1   Right to Require Repurchase.

          In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in
Section 14.2) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased (the

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

"Repurchase Price"), together in each case with accrued interest to the Repurchase Date. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with Article Four, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid, subject to the fulfillment by the Company of the conditions set forth below, by delivery of shares of Common Stock. However, the failure of the Company to pay the Repurchase Price on the Repurchase Date either in cash or by delivery of shares of Common Stock shall constitute an Event of Default for purposes of Section 5.1(a) hereof notwithstanding the Company's inability to comply with provisions of or satisfy any conditions set forth in this Section
14.1. Whenever in this Indenture (including Sections 2.2, 3.1, 5.1(b) and 5.8) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided that for the purposes of Article Twelve such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

     Section 14.2 Conditions to the Company's Election to Pay the Repurchase Price in Common Stock.

          The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 14.1 if and only if the following conditions shall have been satisfied.

     (a) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this Section 14.1, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date.

     (b) The shares of Common Stock deliverable in payment of the Repurchase Price are, or shall have been listed on the New York Stock Exchange or other national securities exchange or are, or shall have been, approved for quotation on the Nasdaq National Market, in either case, prior to the Repurchase Date; and

     (c) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be

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

duly and validly issued and fully paid and nonassessable and free of any preemptive rights.

     If all of the conditions set forth in this Section 14.1 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

     Section 14.3   Notices; Method of Exercising Repurchase Right, Etc.

     (a) Unless the Company shall have theretofore called for redemption all the outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the written request of the Company, the Trustee, shall mail to all Holders a notice (the "Company Notice") as prepared by the Company of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

     (b) Each notice of a repurchase right shall state:

           (i)   the Repurchase Date,

           (ii) the date by which the repurchase right must be exercised,

           (iii) the Repurchase Price,

           (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and

          (v) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate, and the place or places where such Notes may be surrendered for conversion or repurchase.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

           If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

     (c) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the

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

Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be executed by the Holder and shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the fifth Business Day preceding the Repurchase Date.

     (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash as provided above, to the Holder on the Repurchase Date or as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article Three.

     (e) If any Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of [insert Note Rate] _____% and each Note shall then remain convertible into Common Stock until the principal of such Note shall have been paid or duly provided for.

     (f) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

     (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed

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

shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

     (h) No fractional shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section 14.2, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

     (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (x) income of the Holder or (y) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company, that such tax or duty has been paid.

     (j) All Notes delivered for repurchase shall be delivered to the Trustee, the Paying Agent or any other agents (as shall be set forth in the Company Notice) to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

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

     Section 14.4   Certain Definitions.

           For purposes of this Article:

     (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

     (b) the term "Common Stock" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company;

     (c) a "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Notes as there shall occur:

          (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) (other than (x) any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company, or (y) the acquisition of any Person that constitutes a group consisting of at least two of the Founders and their affiliates); or

          (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease, in one transaction or a series of related transactions, of all or substantially all of the assets (other than to a wholly owned subsidiary of the Company) of the Company to any other Person (other than
(a) any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have, directly or indirectly, at least 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction, (b) a merger (I) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (II) which

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

is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock and (c) any such transaction with any Person that constitutes a group consisting of at least two of the Founders and their Affiliates); or

          (iii) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the 12-month period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;


          provided, however, that a Change in Control shall not be deemed to have occurred if either (i) the Closing Price on any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change in Control or the date of the public announcement of the Change in Control (in the case of a Change in Control under clause (a) above) or the period of 10 consecutive Trading Days ending immediately prior to the date of the Change in Control (in the case of a Change in Control under clause (b) above) shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions constituting the Change in Control consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Notes become convertible solely into such Publicly Traded Securities;

     (i) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the date of the original execution of this Indenture.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         COMPANY

     Attestation as to                   SIGNATURE RESORTS, INC.
     the Corporate Seal:


     By:__________________               By:__________________
     Its: ________________               Its: ________________

                                         TRUSTEE:

                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION

                                         By:__________________
                                         Its: ________________

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